Exhibit 99.1

AMONE CORP.

FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITOR’S REPORT

DECEMBER 31, 2017

Independent Auditor’s Report

Board of Directors

AmOne Corp

Plantation, Florida

We have audited the accompanying financial statements of AmOne Corp, which comprise the balance sheet as of December 31, 2017, and the related statements of operations, stockholder’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these  financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control  relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of AmOne Corp as of December 31, 2017, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Miami, Florida

December 17, 2018

AMONE CORP.

BALANCE SHEET

(In thousands, except share data)

December 31,
2017
Assets
Current assets:
Cash	$1,493
Accounts receivable	1,561
Marketable securities	373
Prepaid expenses and other assets	49
Total current assets	3,476
Property and equipment, net	97
Other assets, noncurrent	20
Total assets	$3,593
Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$604
Accrued liabilities	455
Total current liabilities	1,059
Stockholder's equity:
Common stock: $1 par; 7,500 shares authorized and issued, 6,962 shares outstanding	8
Treasury stock, at cost (538 shares)	(416)
Additional paid-in capital	190
Retained earnings	2,752
Total stockholder's equity	2,534
Total liabilities and stockholder's equity	$3,593

See notes to financial statements

AMONE CORP.

STATEMENT OF OPERATIONS

(In thousands)

Fiscal Year Ended
December 31, 2017
Net revenue	$20,426
Cost of revenue	14,907
Gross profit	5,519
Operating expenses:
Product development	366
Sales and marketing	651
General and administrative	1,120
Operating income	3,382
Other income	78
Income before taxes	3,460
Provision for taxes	—
Net income	$3,460

See notes to financial statements

AMONE CORP.

STATEMENT OF STOCKHOLDER’S EQUITY

(In thousands, except share data)

	Shares	Common stock	Additional Paid-in Capital	Treasury Stock	Retained earnings	Total
January 1, 2017	7,500	$8	$190	$(416)	$2,261	$2,043
Net income	—	—	—	—	3,460	3,460
Distributions	—	—	—	—	(2,969)	(2,969)
December 31, 2017	7,500	$8	$190	$(416)	$2,752	$2,534

See notes to financial statements

AMONE CORP.

STATEMENT OF CASH FLOWS

(In thousands)

Fiscal Year Ended
December 31, 2017
Cash Flows from Operating Activities
Net income	$3,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7
Net realized and unrealized gains on marketable securities	(71)
Changes in assets and liabilities:
Accounts receivable	(183)
Marketable securities	2
Prepaid expenses and other assets	(42)
Other assets, noncurrent	1
Accounts payable	(42)
Accrued liabilities	145
Net cash provided by operating activities	3,277
Cash Flows from Investing Activities
Purchases of property and equipment	(40)
Net cash used in investing activities	(40)
Cash Flows from Financing Activities
Shareholder distributions	(2,969)
Net cash used in financing activities	(2,969)
Net increase in cash	268
Cash at beginning of period	1,225
Cash at end of period	$1,493

See notes to financial statements

AMONE CORP.

NOTES TO FINANCIAL STATEMENTS

1. The Company

Founded in 1999, AmOne Corp. (the “Company”) operates an online marketplace. Using its proprietary technology, the Company matches consumers that visits its website with personal loan, credit repair and debt management programs.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

Revenue Recognition

The Company earns revenue when it delivers a lead to a client that converts to a customer for the client. The Company may earn a fixed fee per customer or a fee based on a percentage of the customer’s total debt. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is reasonably assured.

The Company records an allowance for doubtful accounts when it is probable that the accounts receivable balance will not be collected, based upon an analysis of individual accounts, number of days past due and historical collections. As of December 31, 2017, the allowance for doubtful accounts was $0.

Concentrations of Credit Risk

The Company had the following clients that accounted for 10% or more of revenue for fiscal year 2017 or 10% or more of accounts receivable as of December 31, 2017:

•	Customer A accounted for 15% of revenue and 23% of accounts receivable
•	Customer B accounted for 14% of revenue and 12% of accounts receivable
•	Customer C accounted for 13% of revenue and 13% of accounts receivable and;
•	Customer D accounted for 13% of revenue and 13% of accounts receivable.

Marketable Securities

The Company determines the appropriate classification of its investments in marketable securities at the time of purchase and re-evaluates the designation at each balance sheet date. Based on the Company’s liquidity requirements, its marketable securities are classified and accounted for as trading. These securities are recorded at fair value and changes in the unrealized gains and losses are recorded within other income on the statement of operations. For fiscal year 2017, the Company recognized unrealized gains of $68 thousand.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and is depreciated on a straight-line basis over the estimated useful lives of the assets, as follows:

Computer equipment	3 years
Leasehold improvements	the shorter of the lease term or the estimated useful lives of the improvements

AMONE CORP.

NOTES TO FINANCIAL STATEMENTS

Expenditures for additions and improvements are capitalized, and costs for repairs and maintenance are charged to operations as incurred.

Income Taxes

The Company is treated as a pass through entity under the applicable provisions of the Internal Revenue Code and local jurisdictions. Therefore, the Company is not subject to income taxes, and net income as determined for income tax purposes is allocated to its sole shareholder.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued a new accounting standard update on revenue from contracts with clients. The new guidance provides that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In March and April 2016, the FASB amended this standard to clarify implementation guidance on principal versus agent considerations and the identification of performance obligations and licensing. In May 2016, the FASB amended this standard to address improvements to the guidance on collectability, noncash consideration, and completed contracts at transition as well as provide a practical expedient for contract modifications at transition and an accounting policy election related to the presentation of sales taxes and other similar taxes collected from customers. The new standard becomes effective for the Company on January 1, 2019. The Company is currently assessing the impact of this new guidance.

In January 2016, the FASB issued a new accounting standards update which requires equity investments with readily determinable fair values to be measured at fair value with changes in fair value for certain equity investments recognized in other income on the statements of operations. The new standard becomes effective for the Company on January 1, 2019 and is not expected to have an impact on the Company’s financial statements.

In February 2016, the FASB issued a new accounting standard update which replaces ASC 840, “Leases.” The new guidance requires a lessee to recognize on its balance sheet a right-of-use asset representing its right to use the underlying asset for the lease term and a lease liability representing its lease payment obligations. The guidance also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight-line basis. The guidance becomes effective for the Company on January 1, 2020. The Company is currently assessing the impact of this new guidance.

3. Fair Value Measurements

Fair value is defined as the price that would be received on sale of an asset or paid to transfer a liability (“exit price”) in an orderly transaction between market participants at the measurement date. The FASB has established a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy under the guidance for fair value measurement are described below:

Level 1 — Inputs are unadjusted quoted prices in active markets for identical assets or liabilities. Pricing inputs are based upon quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. The valuations are based on quoted prices of the underlying security that are readily and regularly available in an active market, and accordingly, a significant degree of judgment is not required.

Level 2 — Pricing inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for

AMONE CORP.

NOTES TO FINANCIAL STATEMENTS

which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Pricing inputs are generally unobservable for the assets or liabilities and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require management’s judgment or estimation of assumptions that market participants would use in pricing the assets or liabilities. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The Company’s financial instruments as of December 31, 2017 were categorized as follows in the fair value hierarchy (in thousands):

Level 1:
Equity securities	$322
Exchange traded funds	51
Total	$373

As of December 31, 2017, the Company had unrealized gains related to its trading securities of $133 thousand.

4. Property and Equipment, Net

Property and equipment, net was comprised of the following (in thousands):

Computer equipment	$17
Leasehold improvements	87
Total property plant and equipment, gross	104
Less: Accumulated depreciation	(7)
Total property plant and equipment, net	$97

Depreciation expense was $7 thousand for fiscal year 2017.

5. Commitments and Contingencies

Leases

The Company leases office space under non-cancelable operating leases with various expiration dates through fiscal year 2023. Rent expense for fiscal year 2017 was $419 thousand. The Company recognizes rent expense on a straight-line basis over the lease period and accrues for rent expense incurred but not paid.

Future annual minimum lease payments under noncancelable operating leases as of December 31, 2017 were as follows (in thousands):

Fiscal Year Ending December 31,
2018	$402
2019	485
2020	493
2021	469
2022	429
Thereafter	218
Total	$2,496

AMONE CORP.

NOTES TO FINANCIAL STATEMENTS

6. Subsequent Events

On October 1, 2018, pursuant to a Share Purchase Agreement by and among QuinStreet, Inc. (“QuinStreet”), the Company and the Company’s sole shareholder, Rod Romero (the “Seller”), entered into on October 1, 2018, QuinStreet acquired all of the issued and outstanding capital stock of the Company from the Seller.

The Company has evaluated subsequent events through December 17, 2018, which is the date the financial statements were issued.